CONFIRMING STATEMENT



This Statement confirms that the undersigned has authorized and designated James M. Frates, Charles R. Carelli, Jr., John P. Gaspar, and Robert E. Puopolo, and each of them acting alone, to execute and file on behalf of the undersigned any and all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities. The authority of James M. Frates, Charles R. Carelli, Jr., John P. Gaspar and Robert E. Puopolo, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, or 5 with regard to the undersigneds ownership of or transactions in securities of Alkermes, Inc, unless earlier revoked in writing. The undersigned acknowledges that James M. Frates, Charles R. Carelli, Jr., John P. Gaspar and Robert E. Puopolo, are not assuming, nor is Alkermes, Inc. assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Act of 1934.



							/s/  Mark B. Skaletsky
							(Signature)

							Mark B. Skaletsky
							(Printed Name)

							6/1/2004
							(Date)